Exhibit 3.5

THE COMPANIES ACT CHAPTER 308

BY-LAW NO. 1

OF

CHC CAPITAL (BARBADOS) LIMITED

CHC CAPITAL (BARBADOS) LIMITED

INDEX TO BY-LAW NO. 1

Section	Heading	Page No.

1.	Interpretation	1

2.	Registered Office	1

3.	Seal	2

4.	Directors	2-3

5.	Borrowing Powers of Directors	3-4

6.	Meetings of Directors	4-5

7.	Remuneration of Directors	5

8.	Submission of Contracts or Transactions to Shareholders for Approval	5

9.	For the Protection of Directors and Officers	5-6

10.	Indemnities to Directors and Officers	6-7

11.	Officers	7-9

12.	Shareholders’ Meetings	9-13

13.	Shares	13

14.	Transfer of Shares and Debentures	14

15.	Dividends	14

16.	Voting in Other Companies	14

17.	Information available to Shareholders	14-15

18.	Notices	15-16

19.	Cheques, Drafts and Notes	16

20.	Execution of Instruments	16-17

21.	Signatures	17-18

22.	Financial Year	18

BARBADOS

THE COMPANIES ACT CHAPTER 308

BY-LAW NO. 1

A by-law relating generally to the conduct of the affairs of:

CHC CAPITAL (BARBADOS) LIMITED

BE IT ENACTED as the general by-law of CHC CAPITAL (BARBADOS) LIMITED (hereinafter called the “Company”) as follows:

1.	INTERPRETATION

1.1	In this by-law and all other by-laws of the Company, unless the context otherwise requires:

(a)	“Act” means the Companies Act Chapter 308 as from time to time amended and every statute substituted therefor and, in the case of such substitution, any references in the bylaws of the Company to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)	“Regulations” means any Regulations made under the Act, and every regulation substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(c)	“by-laws” means any by-law of the Company from time to time in force;

(d)	all terms contained in the by-laws and defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

(e)	the singular includes the plural and the plural includes the singular; the masculine gender includes the feminine and neuter genders; the word “person” includes bodies corporate, companies, partnerships, syndicates, trusts and any association of persons; and the word “individual” moans a natural person.

2.	REGISTERED OFFICE

2.1	The registered office of the Company shall be in Barbados at such address as the directors may fix from time to time by resolution.

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3.	SEAL

3.1	The common seal of the Company shall be such as the directors may by resolution from time to time adopt.

3.2	The Company is authorised to have for use in any country other than Barbados or for use in any district or place not situated in Barbados, an official seal or seals which must comply with section 25(2) of the Act.

4.	DIRECTORS

4.1	Powers: Subject to any unanimous shareholder agreement, the business and affairs of the Company shall be managed by the directors.

4.2	Number: There shall be a minimum of 1 director and a maximum of 10 directors.

4.3	Election: Directors shall be elected by the shareholders on a show of hands unless a ballot is demanded in which case such election shall be by ballot.

4.4.	Tenure: Unless his tenure is sooner determined, a director shall hold office from the date on which he is elected or appointed until the close of the annual meeting of the shareholders next following or until his successors are elected or appointed, which ever shall first occur, but he shall be eligible for re-election if qualified.

4.4.1	A director who is also an officer shall be deemed to be re-elected as a director at each annual meeting until he ceases to be an officer.

4.4.2	A director shall cease to be a director:

(a)	if he becomes bankrupt or compounds with his creditors or is declared insolvent;

(b)	if he is found to be of unsound mind; or

(c)	if by notice in writing to the Company he resigns his office and any such resignation shall be effective at the time it is sent to the Company or at the time specified in the notice, whichever is later.

4.4.3	The shareholders of the Company may, by ordinary resolution passed at a special meeting of the shareholders, remove any director from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

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4.5	Casual vacancy among the directors: Where there is any vacancy or vacancies among the directors, the directors then in office may exercise all of the powers of the directors so long as a quorum of the directors remain in office. Any vacancy occurring among the directors may be filled, for the remainder of the term, by such directors.

4.6	Committee of Directors: The directors may appoint from among their number a committee of directors and subject to section 80 (2) of the Act may delegate to such committee any of the powers of the directors.

4.7	Alternate Directors: The directors may appoint any person, who is nominated by a director, to be the alternate of that director to act in his place at any meeting of the directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote thereat as a director when the person nominating him is not personally present, and where he is a director to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time in writing request the revocation by the directors of the appointment of an alternate nominated by him. Every such alternate shall be an agent of the Company and shall not be deemed to be the agent of the director nominating him. The remuneration (if any) of such an alternate shall be payable out of the remuneration (if any) payable to the director nominating him, and the proportion thereof shall be agreed between them. An alternate need not hold any share qualification.

5.	BORROWING POWERS OF DIRECTORS

5.1	The directors may from time to time

(a)	borrow money upon the credit of the Company;

(b)	issue, reissue, sell or pledge debentures of the Company;

(c)	subject to section 53 of the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person; and

(d)	mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any obligation of the Company.

5.2	The directors may from time to time by resolution delegate to any officer of the Company all or any of the powers conferred on the directors by paragraph 5.1 hereof to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

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5.3	The powers conferred by paragraph 5.1 hereof shall be in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its directors or officers independently of a borrowing by-law.

6.	MEETINGS OF DIRECTORS

6.1	Place of Meeting: Meetings of the directors and of any committee of the directors may be held within or outside Barbados.

6.2	Notice: A meeting of the directors may be convened at any time by any director or the Secretary, when directed or authorised by any director. Subject to subsection 76 (1) of the Act the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting.

Notice of any such meeting shall be served in the manner specified in paragraph 18.1 hereof not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place. A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.2.1	It shall not be necessary to give notice of a meeting of the directors to a newly elected or appointed director for a meeting held immediately following the election of directors by the shareholders or the appointment to fill a vacancy among the directors.

6.3	Quorum: Two directors shall form a quorum for the transaction of business except when the Company has only one director then that director may constitute a meeting. Notwithstanding any vacancy among the directors, a quorum may exercise all the powers of the directors. No business shall be transacted at a meeting of directors unless a quorum is present.

6.3.1	A director may, if all the directors consent, participate in a meeting of directors or of any committee of the directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting and such meeting shall be deemed to be held in Barbados.

6.4	Voting: Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting in addition to his original vote shall have a second or casting vote.

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6.5	Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the directors entitled to vote on that resolution at a mooting of the directors or any committee of the directors is as valid as if it bad been passed at a meeting of the directors or any committee of the directors.

7.	REMUNERATION OF DIRECTORS

7.1	The remuneration to be paid to the directors shall be such as the shareholders may from time to time determine and such remuneration may be in addition to the salary paid to any officer or employee of the Company who is also a director. The directors may award special remuneration to any director undertaking any special services on the Company’s behalf other than the routine work ordinarily required of a director and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Company.

8.	SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

8.1	The directors in their discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of section 89 of the Act, any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company’s articles or any other by-law) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

9.	FOR THE PROTECTION OF DIRECTORS AND OFFICERS

9.1	No director or officer of the Company shall be liable to the Company for:-

(a)	the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity;

(b)	any loss, damage or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company;

(c)	the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested;

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(d)	any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom any moneys, securities or effects shall be lodged or deposited;

(e)	any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company;

(f)	any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto.

Unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.2	Nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or Regulations made thereunder or relieve him from liability for a breach thereof.

9.2.1	The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as are submitted to and authorised or approved by the directors.

9.2.2	If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of the Company shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

10.	INDEMNITIES TO DIRECTORS AND OFFICERS

10.1	Subject to section 97 of the Act, except in respect of an action by or on behalf of the Company to obtain a judgment in its favour, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to

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Surrender of Certificates; Subject to section 179 of the Act, no transfer of shares shall be registered unless or until the certificate representing the shares or debentures to be transferred has been surrendered for cancellation.

Shareholder indebted to the Company: If so provided in the articles, the Company has a lien on a share registered in the name of a shareholder or his personal representative for a debt of that shareholder to the Company. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

DIVIDENDS

The directors may from time to time by resolution declare and the Company may pay dividends on the issued and outstanding shares in the capital of the Company subject to the provisions (if any) of the articles and sections 51 and 52 of the Act.

.1	In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends.

VOTING IN OTHER COMPANIES

All shares or debentures carrying voting rights in any other body corporate that are held from time to time by the Company may be voted at any and all meetings of shareholders or debenture holders (as the case may be) of such other body corporate and in such manner and by such person or persons as the directors of-the Company shall from time to time determine. The officers of the Company may for and on behalf of the Company from time to time:-

(a)	execute and deliver proxies; and

(b)	arrange for the issuance of voting certificates or other evidence of the right to vote;

in such names as they may determine without the necessity of a resolution or other action by the directors.

INFORMATION AVAILABLE TO SHAREHOLDERS

Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Company’s business which in the opinion of the directors it would be inexpedient in the interests of the Company to communicate to the public.

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The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorised by the directors or by a resolution of the shareholders.

NOTICES

Method of giving notice: Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder, debenture holder, director or auditor may be delivered personally or sent by prepaid mail or cable or telex or facsimile to any such person at his latest address as shown in the records of the Company or its transfer agent and to any such director at his latest address as shown in the records of the Company or in the latest notice filed under section 66 or 74 of the Act, and to the auditor at his business address.

2	Waiver of notice: Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

3	Undelivered notices: If a notice or document is sent to a shareholder or debenture holder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder or debenture holder until he informs the Company in writing of his new address.

4	Shares and debentures registered in more than one name: All notices or other documents with respect to any shares or debentures registered in more than one name shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares or debentures.

5	Persons becoming entitled by operation of law: Subject to section 184 of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any share is bound by every notice or other document in respect of such share that, previous to his name and address being entered in the records of the Company is duly given to the person from whom he derives his title to such share.

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6	Deceased Shareholders: Subject to section 184 of the Act, any notice or other document delivered or sent by prepaid mail or cable or telex or facsimile or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder is deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of the shares held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such shares.

7	Signature to notices: The signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

8	Computation of time: Where a notice extending over a number of days or other period is required under any provisions of the articles or the by-laws the day of sending the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

9	Proof of service: Where a notice required under paragraph 18.1 hereof is delivered personally to the person to whom it is addressed or delivered to his address as mentioned in paragraph 18.1 hereof, service shall be deemed to be at the time of delivery of such notice.

.9.1	Where such notice is sent by post, service of the notice shall be deemed to be effected forty-eight hours after posting if the notice was properly addressed and posted by prepaid mail.

.9.2	Where the notice is sent by cable or telex or facsimile, service is deemed to be effected on the date on which the notice is so sent.

.9.3	A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to facts in relation to the delivery or sending of any notice shall be conclusive evidence of those facts.

CHEQUES, DRAFTS AND NOTES

.1	All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officers or persons and in such manner as the directors may from time to time designate by resolution.

EXECUTION OF INSTRUMENTS

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Contracts, documents or instruments in writing requiring the signature of the Company may be signed by:

(a)	any two of the Chairman, Deputy-Chairman, a Managing Director, a President or a Vice-President or any one of them together with the Secretary or the Treasurer, or

(b)	any two directors

and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorisation or formality. The directors shall have power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

1.1	The common seal of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officers or persons appointed pursuant to paragraph 20.1 hereof.

1.2	Subject to section 134 of the Act

(a)	a Chairman, a Deputy Chairman, a Managing Director, a President or a Vice-President together with the Secretary or the Treasurer, or

(b)	any two directors

shall have authority to sign and execute (under the seal of the Company or otherwise) all instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

SIGNATURES

.1

The signature of a Chairman, a Deputy Chairman, a Managing Director, a President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Company or of any officer or person, appointed pursuant to paragraph 20 hereof by resolution of the directors may, if specifically authorised by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any

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certificate for shares in the Company or contract, document or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company. Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually and notwithstanding that the officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

FINANCIAL YEAR

1	The directors may from time to time by resolution establish the financial year of the Company.

ENACTED this      day of             ,200    .

Corporate

Seal

/s/ Illegible	/s/ Illegible
[ILLEGIBLE]	Secretary